[LETTERHEAD]


                            February 20, 2004



Mr. Stephen W. Krakonchuk, President                      HAND DELIVERED
Versatech USA
800 Bellevue Way NE, 4th Floor
Bellevue, WA 98004

Dear Mr. Krakonchuk:

     This letter has been prepared to document our terms of engagement and if signed by Versatech, Inc., dba Versatech USA (hereinafter "Versatech USA") shall constitute the contract between Versatech USA and EPWC Management, Inc. (hereinafter "EPWC").

     1. SERVICES. EPWC shall provide management consultation services as to the direction and feasibility in the course of Versatech USA's quest in the acquisition(s) of companies(s) as may be necessary to build and establish Versatech USA's going concern value as a public entity. Edward P. Will shall be assigned by EPWC as the primary consultant to consult with Versatech USA's Board of Directors, Officers, and Company Advisors and any existing or future Company Managers or Advisors concerning the organization and fiscal policy of Versatech USA and the evolutions that may come about as its direction so warrants. EPWC shall have complete authority and power to organize any information that may be necessary to the complete success of Versatech USA and will be responsible to inform the above parties of Versatech USA, including the direction and supervision of administrative issues. EPWC at its discretion may arrange to assist Versatech USA's Management in duties and may delegate to its Management and other Retained Consultants and Advisors such duties, as EPWC deems prudent.

        The foregoing services description contemplates EPWC could materially participate in a due diligence review of companies beneficially owned by Ralph W. Johnson. Edward P. Will, as a practicing Certified Public Accountant, has represented Mr. Johnson and certain of his investee organizations and related benefit program entities. Edward P. Will and EPWC represents that neither he nor it has any ongoing professional or business responsibilities to Mr. Johnson, his investee organizations, or related benefit program entities. Further, Mr. Johnson has been made aware that EPWC is under contract to Versatech USA whereby services of Edward P. Will are committed to Versatech USA. Accordingly, neither EPWC nor Edward P. Will is aware of any conflicts of interest between Versatech USA and Ralph W. Johnson and his investee organizations.

Mr. Stephen W. Krakonchuk, President
Versatech USA
February 20, 2004
Page 2



        Notwithstanding the foregoing, as a matter of prudence, EPWC has advised Versatech USA that it employ Perry L. Smith Consulting, or other suitable advisors or persons to provide an independent review of the materials and resulting conclusions EPWC may develop in its possible participation in the due diligence review of the companies beneficially owned by Mr. Johnson. Such independent review should also include the expression of opinion by such advisors or persons as to the conclusions and recommendations formed by EPWC, as supported by its findings in its possible participation in the due diligence review activities concerning the companies beneficially owned by Ralph W. Johnson.

     2. TERM. The term of this agreement will be for an initial period of two
        (2) years, commencing on January 1, 2004, and may be extended for an additional period by mutual consent in writing between the parties.

        Except as otherwise provided by 4. Below, after August 1, 2004, this agreement may be suspended or terminated at any time by either Versatech USA or EPWC by giving to each other thirty (30) days written notice of termination.

     3. HOURS TO BE DEVOTED FOR SERVICE. EPWC shall devote whatever time it deems necessary to be fiducially responsible to its duties under this agreement. EPWC will do its best to insure its service offerings for other clients do not unduly interfere with its responsibilities for services, as contemplated herein. It being stipulated, however, by both Versatech USA and EPWC, the hours required by Versatech USA, calculated on a monthly basis during the term of this service agreement, cannot be readily determined by the parties at this date to accomplish the service obligation performance standard, as contemplated in 1. Above. Specifically, it is recognized by both Versatech USA and EPWC the hours required on a monthly basis to accomplish the needs of Versatech USA could and will vary greatly during the service term of this agreement.

        Unless specifically agreed to, as a written addendum(s) to this agreement, EPWC shall not be required to provide more than 40 man/hours of lead man consulting time (including the services of Edward P. Will) to Versatech USA in any monthly period during the service period of this agreement. Such engagement addendum(s) will specify the specific services EPWC shall perform, deadline dates for services completion, and required fee payment modification provisions. Versatech USA and EPWC pledge to each other to act reasonably in drafting such modification of terms so to enable EPWC to meet the needs and expectations of Versatech USA within a prudent financial basis, while considering the financial operating requirements of EPWC.

Mr. Stephen W. Krakonchuk, President
Versatech USA
February 20, 2004
Page 3


     4. RIGHTS OF SUSPENSION AND OR TERMINATION OF SERVICES BY EPWC.
        EPWC, at it sole discretion and election, may suspend or terminate services under this agreement should Versatech USA: (1) fail to make payment of deposit sums or make monthly service and expense reimbursement payments or issue securities as specified herein and as provided by any future written service addendum(s) hereto; (2) perform any illegal acts or the commission of acts that may be deemed violations of rules and regulations of governmental regulatory agencies it has reporting responsibilities to, including but not limited to the NASD, the Securities & Exchange Commission, any other federal, state or foreign regulatory commission or body that it has or becomes responsible to report to or that it must comply with its rules and regulations, and federal and state taxing agencies and authorities;
        (3) fail to perform any material act it has declared and promised to perform in the organization and development of Versatech USA as a going concern public entity.

     5. COMPENSATION FOR SERVICES RENDERED. Versatech USA shall compensate EPWC as fees for services rendered in cash and with its securities as follows:

        Cash Compensation:
        -----------------
        For services rendered during the period January 1, 2004 through July 31, 2004, Versatech USA shall pay EPWC a flat rate of $5,000.00 per month or such amount specified in any future written service addendum(s) made hereto. Such payment is due upon presentation of statement, billed monthly. Said services payment will be considered timely paid (except for January 2004 services that are due on or before March 5, 2004 as provided by 8. Below), if paid by Versatech USA within 60 days of the month-end for the monthly service period so billed.

        For monthly periods commencing after July 31, 2004, the monthly service fee shall be calculated on the basis of the minimum of $5,000.00 per month or the fee so calculated based upon hours incurred by EPWC calculated billed at $175.00 per hour for the lead consultant (including the time spent by Edward P. Will) and $90.00 per hour for assistants.

        Compensation by Issuance of Versatech USA Securities:
        ----------------------------------------------------
        As soon as possible after the execution of this agreement by Versatech USA, EPWC Management, Inc. shall be issued a total of 600,000 shares of Versatech USA's "restricted" common stock in two certificates of 300,000 shares each. EPWC Management, Inc. shall enable Versatech to re-purchase 300,000 shares, evidenced by one certificate (with such share amount as reduced by reverse split or other reduction plan device implemented by Versatech USA) at a sum of the lesser of $100,000.00 or 35% of the market price of Versatech USA's common stock. This option to re-purchase shall expire on December 31, 2004. EPWC shall be deemed to have earned these securities when issued.

Mr. Stephen W. Krakonchuk, President
Versatech USA
February 20, 2004
Page 4


        As soon as possible after the execution of this agreement by Versatech USA, EPWC shall be issued a stock purchase warrant entitling it to purchase 1,000,000 shares of common stock at $1.00 per share. The warrant shall also provide that EPWC may exchange the warrant for 600,000 shares of common stock without payment of any kind (with such share amounts restated as reduced by implementation of a reverse split or other reduction plan device implemented by Versatech USA). This stock purchase warrant shall be exercisable at the earliest of the event of: (a) the approval of Versatech USA, in its sole discretion;
        (b) upon the reverse spilt or other share reduction of Versatech USA's common stock; or, (c) on March 31, 2005. This stock purchase warrant shall expire on December 31, 2006, unless extended by Versatech USA, in its sole discretion. EPWC shall be deemed to have earned this security when issued.

        Versatech USA represents and warrants to EPWC that to the best of its knowledge and belief, there exists no ready market for its restricted common shares and stock purchase warrant that is to be issued to EPWC, as part of its fee compensation for services. Accordingly, the parties mutually agree that the 600,000 shares of "restricted" common stock to be issued to EPWC will be at a declared value of $9,000.00 and the stock purchase warrant shall be at the declared value of nil value. These values shall be employed and used in any recordings and filings of Versatech USA and on its books and records.

     6. REIBURSEMENT OF EPWC ADVANCED EXPENSES. In addition to the compensation for fees described in 5. Above, Versatech USA shall advance or reimburse EPWC for the expenses it incurs in the performance of services. Provided, EPWC shall not incur expenses in excess of $500.00 per month without the prior approval of Versatech USA.

        Expenses advanced, including but not limited to, travel, communication (longdistance and cell phone charges), report or document reproduction charges, shall be billed monthly evidenced by a listing of the date and nature of expenses advanced. Included will be an accounting of the usage of any advance payments or pre-payments Versatech USA makes to EPWC. Such billings for expenses are due immediately upon statement presentation and will be immediately reimbursed by Versatech USA, unless otherwise agreed to in writing by EPWC. Further, Versatech USA agrees to advance or direct pay necessary travel expenses EPWC needs to incur in the performance of services on its behalf.

     7. TIME RECORDS. EPWC shall maintain detailed time records contemporaneously with the performance of services it performs for Versatech USA. Such records shall include the date, consultant or assistants involved and service activity it has performed on Versatech USA's behalf.

Mr. Stephen W. Krakonchuk, President
Versatech USA
February 20, 2004
Page 5


        Such records shall be suitable to enable to allow Versatech USA to properly account for such fees it shall pay to EPWC, in accordance with Generally Accepted Accounting Principles. Further, EPWC shall make available to Versatech USA such time records at any time or times it may reasonably request during the course of the service period of this engagement.

     8. REQUIRED PAYMENT AND CASH DEPOSIT. On or before March 5, 2004, Versatech USA shall pay EPWC $5,000.00 representing payment for services EPWC has provided in January 2004 and for expenses it has advanced during the month then ended.

        On or before March 5, 2004, Versatech USA shall pay EPWC $30,000.00 that represents a cash deposit toward services to be rendered by EPWC during the term of this agreement.

        In the event Versatech USA terminates this agreement prior to its expiration date, or EPWC suspends or terminates the agreement because of an event specified in 4. Above, such deposit shall be deemed to have been earned in full by EPWC.

     9. ASSIGNMENT. This agreement may not be transferred or assigned by EPWC without the prior written consent of Versatech USA. Provided, Versatech USA, will permit EPWC to assign in full or part this agreement to Edward P. Will, an individual, or any entity he maintains beneficial interest or control.

    10. RIGHT OF ARBITRATION. The auspices of the State of Washington Arbitration Panel shall resolve any disputes under this agreement. The findings of this arbitration panel shall be binding and final.

     This letter agreement has been prepared in duplicate originals. If the foregoing meets with your understanding, please so indicate by your signature at the space provided below on page 6. hereto.

     Steve, we look forward to a long and mutually beneficial relationship between our two companies.

                                                 Sincerely,
                                                 EPWC MANAGEMENT, INC.


                                                          /S/

                                                 Edward P. Will, President

EPW/clb
Versatechengltr022004.doc

Mr. Stephen W. Krakonchuk, President
Versatech USA
February 20, 2004
Page 6



APPROVAL AND ACCEPTANCE BY VERSATECH USA:

The proceeding pages 1-5 of the letter agreement dated February 20, 2004 consists of our entire agreement and understanding of the engagement terms of EPWC Management, Inc. by Versatech USA and represents the contract between us.

By my signature below, I, Stephen W. Krakonchuk, further represent that I possess the full power and authority to enter into this contract on behalf of Versatech USA and to bind Versatech USA to the terms and conditions as specified herein.


            /S/                                           2/20/04
--------------------------------------                    -------
Stephen W. Krakonchuk, President & CEO                      Date
Versatech, Inc. dba VERSATECH USA


RE-ACKNOWLEDGEMENT AND ACCEPTANCE BY EPWC MANAGEMENT, INC.:

The proceeding pages 1-5 of the letter agreement dated February 20, 2004 consists of our entire agreement and understanding of the engagement terms with Versatech USA and represents the contract between us.

By my signature below, I, Edward P. Will, further represent that I possess the full power and authority to enter into this contract on behalf of EPWC Management, Inc. and to bind EPWC Management, Inc. to the terms and conditions as specified herein.


            /S/                                           2/20/04
---------------------------------------                   -------
Edward P. Will, President                                   Date
EPWC Management, Inc.